To the Boards of Trustees and Shareholders of Goldman Sachs MLP and Energy Renaissance Fund
 and Goldman Sachs MLP Income Opportunities Fund:

In planning and performing our audits of the
 financial statements of the Goldman Sachs
MLP and Energy Renaissance Fund and
Goldman Sachs MLP Income Opportunities Fund
(collectively, referred to as the
Funds) as of and for the year ended November 30, 2015,
 in accordance with the standards of the
Public Company Accounting Oversight Board (United States), we considered the Funds internal control over financial reporting, including controls over safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Funds internal control over financial reporting. Accordingly, we do not express an opinion on the effectiveness of the Funds internal control over financial reporting.

The management of the Funds is responsible for establishing and maintaining effective internal control over financial reporting. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls.
A funds internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A funds internal control over financial reporting includes those policies and procedures that
(1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the fund;
 (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the fund are being made only in accordance with authorizations of management and trustees of the fund; and
 (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a funds assets that could have a material effect on the financial statements.

Because of its inherent limitations,
internal control over financial reporting
 may not prevent or detect misstatements.
Also, projections of any evaluation of
effectiveness to future periods are
subject to the risk that controls may
become inadequate because of changes
in conditions, or that the degree of
compliance with the policies or
procedures may deteriorate.

A deficiency in internal control over
 financial reporting exists when the
design or operation of a control does
 not allow management or employees,
in the normal course of performing
their assigned functions, to prevent
 or detect misstatements on a timely
 basis.  A material weakness is a
deficiency, or a combination of
deficiencies, in internal control
over financial reporting, such that
 there is a reasonable possibility
that a material misstatement of the
Funds annual or interim financial
statements will not be prevented or
 detected on a timely basis.

Our consideration of the Funds internal
 control over financial reporting was
 for the limited purpose described in
the first paragraph and would not
necessarily disclose all deficiencies
 in internal control over financial
reporting that might be material
weaknesses under standards
 established by the
Public Company Accounting Oversight Board
 (United States).  However,
we noted no deficiencies in
the Funds internal control
over financial reporting and
its operations, including
controls over safeguarding
securities that we consider
to be material weaknesses as
 defined above as of
 November 30, 2015.

This report is intended solely for
 the information and use of the
 Board of Trustees, management
 and the Securities and Exchange Commission and is not intended to be and should not be used by anyone
other than these specified parties.




PricewaterhouseCoopers LLP

Boston, Massachusetts
January 25, 2016